TIMKEN

Timken Reports Strong Fourth-Quarter and
Full-Year 2018 Results; Expects Continued Growth in 2019

•	Fourth-quarter sales of $910 million, up 17 percent from last year

•	Fourth-quarter earnings per diluted share were $0.77 on a GAAP basis, with record adjusted EPS of $1.00

•	Full-year 2018 earnings per diluted share were $3.86 on a GAAP basis, with record adjusted EPS of $4.18

•	Continued growth expected in 2019 with GAAP earnings per diluted share of $4.55 to $4.75 and adjusted EPS of $4.70 to $4.90

NORTH CANTON, Ohio: February 7, 2019 - The Timken Company (NYSE: TKR; www.timken.com), a world leader in engineered bearings and power transmission products, today reported fourth-quarter 2018 sales of $910.1 million, up 17 percent from the same period a year ago. The increase was driven by continued growth across most end markets, as well as the favorable impact of acquisitions and pricing, partially offset by unfavorable currency.

In the fourth quarter, Timken posted net income of $60 million or $0.77 per diluted share, versus net income of $29.2 million or $0.37 per diluted share for the same period a year ago. The year-over-year improvement was driven by higher volume and favorable price/mix, partially offset by higher material and manufacturing costs including tariffs. The year-ago period included higher income tax expense driven primarily by one-time charges related to U.S. tax reform, while the current period included higher interest expense.

Excluding special items (detailed in the attached tables), adjusted net income in the fourth quarter of 2018 was $77.4 million or $1.00 per diluted share, an adjusted earnings per share record for the fourth quarter, versus adjusted net income of $53.9 million or $0.68 per diluted share for the same period in 2017. The improvement reflects higher volume, favorable price/mix, the benefit of acquisitions and the impact of a lower tax rate as a result of U.S. tax reform, partially offset by higher material and manufacturing costs including tariffs and higher interest expense.

Cash from operations for the quarter was $137.5 million, and free cash flow was $87.7 million. During the quarter, the company returned $57 million in capital to shareholders with the payment of its quarterly dividend and the repurchase of more than 900 thousand shares.

“We generated strong growth and financial performance again in the fourth quarter,” said Richard G. Kyle, Timken president and chief executive officer. “In 2018, Timken delivered record adjusted earnings per share, significant year-over-year revenue gains and higher operating margins. Our relentless focus on winning with customers with innovative problem solving and industry-leading customer service helped us deliver market outgrowth across multiple sectors during the year. The execution of our strategy, along with our consistent and deliberate approach to capital allocation has positioned us to deliver even higher levels of performance going forward.”

2018 Full-Year Results

For 2018, sales were $3.6 billion, up 19.2 percent compared with 2017. The increase was driven by broad organic growth across most end-market sectors, as well as the favorable impact of acquisitions and pricing.

Net income was $302.8 million or a record $3.86 per diluted share for the year, compared with net income of $203.4 million or $2.58 per diluted share a year ago. The year-over-year improvement was driven by higher volume, favorable price/mix and the benefit of acquisitions, partially offset by higher operating costs including tariffs as well as higher interest expense and the impact of a higher tax rate driven by net discrete benefits in the prior year.

Excluding special items (detailed in the attached tables), adjusted net income was $327.5 million or an adjusted earnings per share record of $4.18 per diluted share in 2018. This compares with adjusted net income of $207.5 million or $2.63 per diluted share in 2017. The improvement in adjusted net income reflects higher volume, favorable price/mix, the benefit of acquisitions and the impact of a lower adjusted tax rate as a result of U.S. tax reform, partially offset by higher operating costs including tariffs and higher interest expense.

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TIMKEN

During the year, the company significantly expanded its power transmission portfolio with the acquisitions of Cone Drive and Rollon. Cone Drive advanced the company’s position in precision gear drives, and Rollon introduced engineered linear motion products to the Timken portfolio. Both businesses further the company’s evolution into attractive markets such as solar energy, logistics and packaging, and automation. Timken also added to its leadership position in engineered bearings with the acquisition of ABC Bearings in India. Together these acquisitions expand the company’s global presence in China, Europe and India. Additionally, Timken increased its quarterly dividend to $0.28 in May, paid its 386th consecutive quarterly dividend in December and repurchased nearly 2.3 million shares of stock during the year. Between dividends and share repurchases, the company returned a total of $184 million to shareholders in 2018.

Fourth-Quarter 2018 Segment Results

Mobile Industries reported sales of $461.9 million, up 8.5 percent compared with the same period a year ago, driven primarily by growth in the rail, off-highway and aerospace sectors, as well as the favorable impact of acquisitions, partially offset by unfavorable currency.

Earnings before interest and taxes (EBIT) in the quarter were $42.5 million or 9.2 percent of sales, compared with EBIT of $37 million or 8.7 percent of sales for the same period a year ago. The increase in EBIT reflects the impact of higher volume, lower selling, general and administrative (SG&A) expenses and the benefit of acquisitions, partially offset by higher material and manufacturing costs.

Excluding special items (detailed in the attached tables), adjusted EBIT in the quarter was $46.4 million or 10.0 percent of sales, compared with $41.4 million or 9.7 percent of sales in the fourth quarter last year.

Process Industries sales of $448.2 million increased 27.3 percent from the same period a year ago, driven primarily by growth in the industrial distribution and general and heavy industrial OE sectors, as well as the favorable impact of acquisitions and pricing, partially offset by unfavorable currency.

EBIT for the quarter was $79.8 million or 17.8 percent of sales, compared with EBIT of $56.3 million or 16 percent of sales for the same period a year ago. The increase in EBIT was driven by higher volume, favorable price/mix and the benefit of acquisitions, partially offset by higher material costs including tariffs, as well as increased SG&A expenses. The current period also included higher acquisition-related charges.

Excluding special items (detailed in the attached tables), adjusted EBIT in the quarter was $88 million or 19.6 percent of sales, compared with $56.5 million or 16 percent of sales in the fourth quarter last year.

2019 Outlook

The company expects 2019 revenue to be up approximately 8 to 10 percent in total versus 2018. This includes expected organic growth of 4 to 6 percent plus the benefit of acquisitions made during 2018, partially offset by unfavorable currency. Within its segments, the company estimates for full-year 2019:

•
Mobile Industries sales to be up approximately 4 to 6 percent, driven primarily by organic growth in the rail, off-highway and aerospace sectors, as well as the benefit of acquisitions, partially offset by unfavorable currency; and

•	Process Industries sales to be up approximately 13 to 15 percent, reflecting growth across all sectors, as well as the benefit of acquisitions, partially offset by unfavorable currency.

“In 2019, we plan to deliver another record year of EPS with strong revenue growth and further margin expansion,” said Kyle. “We will continue to balance our pursuit of growth with our drive for margins, returns and cash flow. The fundamentals underlying our markets remain positive and, combined with our market penetration and inorganic actions, we are planning for a third consecutive year of double-digit revenue growth in 2019. We are confident that our strategy and track record of strong execution will enable us to continue to drive profitable growth and create shareholder value in 2019 and beyond.”

Timken anticipates 2019 earnings per diluted share to range from $4.55 to $4.75 for the full year on a GAAP basis. Excluding special items (detailed in the attached tables), the company expects record 2019 adjusted earnings per diluted share ranging from $4.70 to $4.90.

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TIMKEN

Conference Call Information

Timken will host a conference call today at 11 a.m. Eastern Time to review its financial results. Presentation materials will be available online in advance of the call for interested investors and securities analysts.

Conference Call:            Thursday, February 7, 2019
11:00 a.m. Eastern Time
Live Dial-In: 800-281-7973
or 323-794-2093
(Call in 10 minutes prior to be included.)
Conference ID: Timken’s 4Q Earnings Call

Conference Call Replay:        Replay Dial-In available through
February 21, 2019:
888-203-1112 or 719-457-0820
Replay Passcode: 9332278

Live Webcast:            http://investors.timken.com

About The Timken Company

The Timken Company (NYSE: TKR; www.timken.com) designs and manages a growing portfolio of engineered bearings and power transmission products. With more than a century of innovation and increasing knowledge, we continuously improve the reliability and efficiency of global machinery and equipment to move the world forward. Timken posted $3.6 billion in sales in 2018 and employs more than 17,000 people globally, operating from 35 countries.

Certain statements in this release (including statements regarding the company's forecasts, estimates, plans and expectations) that are not historical in nature are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, the statements related to expectations regarding the company's future financial performance, including information under the heading "Outlook," are forward-looking.
The company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including: the finalization of the company's financial statements for the fourth quarter and full-year of 2018; the company's ability to respond to the changes in its end markets that could affect demand for the company's products; unanticipated changes in business relationships with customers or their purchases from the company; changes in the financial health of the company's customers, which may have an impact on the company's revenues, earnings and impairment charges; fluctuations in raw material and energy costs; recent world events that have increased the risks posed by international trade disputes, tariffs and sanctions; weakness in global or regional economic conditions and capital markets; the company’s ability to satisfy its obligations under its debt agreements and renew or refinance borrowings on favorable terms; fluctuations in currency valuations; changes in the expected costs associated with product warranty claims; the ability to achieve satisfactory operating results in the integration of acquired companies; the impact on operations of general economic conditions; fluctuations in customer demand; the impact on the company's pension obligations and assets due to changes in interest rates, investment performance and other tactics designed to reduce risk; and the company's ability to complete and achieve the benefits of announced plans, programs, initiatives, acquisitions and capital investments. Additional factors are discussed in the company's filings with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K for the year ended Dec. 31, 2017, quarterly reports on Form 10-Q and current reports on Form 8-K. Except as required by the federal securities laws, the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
###
Media Relations:
Scott Schroeder
234.262.6420
scott.schroeder@timken.com

Investor Relations:
Jason Hershiser
234.262.7101
jason.hershiser@timken.com

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TIMKEN

The Timken Company
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in millions, except per share data)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017

Net sales	$910.1	$778.0	$3,580.8	$3,003.8
Cost of products sold	655.6	565.3	2,540.7	2,191.7
Gross Profit	254.5	212.7	1,040.1	812.1
Selling, general & administrative expenses	148.3	132.8	580.7	508.3
Impairment and restructuring charges	1.8	0.5	4.9	4.3
Operating Income	104.4	79.4	454.5	299.5
Non-service pension and other postretirement costs	(8.7)	(12.9)	(6.2)	(15.0)
Other income, net	2.1	0.4	9.4	9.6
Earnings Before Interest and Taxes (EBIT) (1)	97.8	66.9	457.7	294.1
Interest expense, net	(17.9)	(9.7)	(49.6)	(34.2)
Income Before Income Taxes	79.9	57.2	408.1	259.9
Provision for income taxes	19.1	29.1	102.6	57.6
Net Income	60.8	28.1	305.5	202.3
Less: Net income (loss) attributable to noncontrolling interest	0.8	(1.1)	2.7	(1.1)
Net Income Attributable to The Timken Company	$60.0	$29.2	$302.8	$203.4
Net Income per Common Share Attributable to The Timken Company Common Shareholders
Basic Earnings per share	$0.78	$0.38	$3.93	$2.62

Diluted Earnings per share	$0.77	$0.37	$3.86	$2.58

Average Shares Outstanding	76,522,399	77,622,730	77,119,602	77,736,398
Average Shares Outstanding - assuming dilution	77,454,033	78,952,427	78,337,481	78,911,149

(1) EBIT is a non-GAAP measure defined as operating income plus other income (expense). EBIT is an important financial measure used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBIT is useful to investors as this measure is representative of the Company's core operations.

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TIMKEN

BUSINESS SEGMENTS
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in millions)	2018	2017	2018	2017

Mobile Industries
Net sales	$461.9	$425.8	$1,903.7	$1,640.0
Earnings before interest and taxes (EBIT) (1)	$42.5	$37.0	$198.7	$139.0
EBIT Margin (1)	9.2%	8.7%	10.4%	8.5%
Process Industries
Net sales	$448.2	$352.2	$1,677.1	$1,363.8
Earnings before interest and taxes (EBIT) (1)	$79.8	$56.3	$333.8	$222.3
EBIT Margin (1)	17.8%	16.0%	19.9%	16.3%
Corporate expense	$(14.8)	$(12.7)	$(62.0)	$(49.1)
Corporate pension-related charges (2)	$(9.7)	$(13.7)	$(12.8)	$(18.1)

Consolidated
Net sales	$910.1	$778.0	$3,580.8	$3,003.8
Earnings before interest and taxes (EBIT) (1)	$97.8	$66.9	$457.7	$294.1
EBIT Margin (1)	10.7%	8.6%	12.8%	9.8%

(1) EBIT is a non-GAAP measure defined as operating income plus other income (expense). EBIT Margin is a non-GAAP measure defined as EBIT as a percentage of net sales. EBIT and EBIT Margin are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.  Management believes that reporting EBIT and EBIT Margin is useful to investors as these measures are representative of the core operations of the segments and Company, respectively.

(2) Corporate pension-related charges represent curtailments, professional fees associated with international pension de-risking and actuarial (losses) and gains that resulted from the remeasurement of pension plan assets and obligations as a result of changes in assumptions. The Company recognizes actuarial (losses) and gains through earnings in connection with the annual remeasurement in the fourth quarter, or on an interim basis if specific events trigger a remeasurement.

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TIMKEN

CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)	(Unaudited)
	December 31, 2018	December 31, 2017
ASSETS
Cash, cash equivalents and restricted cash	$133.1	$125.4
Accounts receivable, net	546.6	524.9
Unbilled receivables (1)	116.6	—
Inventories, net	835.7	738.9
Other current assets	105.2	110.9
Total Current Assets	1,737.2	1,500.1
Property, plant and equipment, net	912.1	864.2
Goodwill and other intangible assets	1,693.7	932.4
Non-current pension assets	6.2	19.7
Other assets	96.0	86.0
Total Assets	$4,445.2	$3,402.4
LIABILITIES
Accounts payable	$273.2	$265.2
Short-term debt, including current portion of long-term debt	43.0	108.1
Income taxes	23.5	9.8
Accrued expenses	345.9	288.6
Total Current Liabilities	685.6	671.7
Long-term debt	1,638.6	854.2
Accrued pension cost	161.3	167.3
Accrued postretirement benefits cost	108.7	122.6
Other non-current liabilities	208.3	111.7
Total Liabilities	2,802.5	1,927.5
EQUITY
The Timken Company shareholders' equity	1,579.6	1,442.7
Noncontrolling Interest	63.1	32.2
Total Equity	1,642.7	1,474.9
Total Liabilities and Equity	$4,445.2	$3,402.4
(1) Prior to the adoption of the new revenue standard, the Company recognized a portion of its revenues on the percentage-of-completion method measured on the cost-to-cost basis. As of December 31, 2017, revenue recognized in excess of billings of $67.3 million related to these revenues were included in "Accounts receivable, less allowances" on the Consolidated Balance Sheet. In accordance with the new revenue standard, $72.7 million of revenue recognized in excess of billings related to these revenues are included in "Unbilled Receivables" on the Consolidated Balance Sheet at December 31, 2018.

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TIMKEN

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in millions)	2018	2017	2018	2017
Cash Provided by (Used in)
OPERATING ACTIVITIES
Net income attributable to The Timken Company	$60.0	$29.2	$302.8	$203.4
Net income (loss) attributable to noncontrolling interest	0.8	(1.1)	2.7	(1.1)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	40.1	35.2	146.0	137.7
Loss on divestiture	0.2	—	0.8	—
Stock-based compensation expense	6.8	6.5	32.3	24.7
Pension and other postretirement expense	12.2	16.3	20.7	28.9
Pension and other postretirement benefit contributions	(6.3)	(7.6)	(18.7)	(23.9)
Changes in operating assets and liabilities:
Accounts receivable	(0.7)	19.3	(66.4)	(42.3)
Unbilled receivables	15.8	—	(21.8)	—
Inventories	7.2	(46.7)	(87.1)	(132.1)
Accounts payable	(10.3)	15.0	(20.2)	70.7
Accrued expenses	22.0	20.4	32.2	36.3
Income taxes	(21.2)	15.5	(19.5)	(36.6)
Other, net	10.9	(8.1)	28.7	(28.9)
Net Cash Provided by Operating Activities	$137.5	$93.9	$332.5	$236.8
INVESTING ACTIVITIES
Capital expenditures	$(49.8)	$(42.2)	$(112.6)	$(104.7)
Acquisitions, net of cash received	—	0.4	(765.4)	(346.8)
Proceeds from divestitures	—	—	14.0	—
Other, net	(5.1)	0.4	(1.2)	2.8
Net Cash Used in Investing Activities	$(54.9)	$(41.4)	$(865.2)	$(448.7)
FINANCING ACTIVITIES
Cash dividends paid to shareholders	$(21.5)	$(20.9)	$(85.7)	$(83.3)
Purchase of treasury shares	(35.5)	(2.4)	(98.5)	(43.4)
Proceeds from exercise of stock options	0.1	5.2	12.8	32.9
Shares surrendered for taxes	—	(0.6)	(5.4)	(11.4)
Net payments on credit facilities	(45.3)	(44.7)	(3.9)	(16.6)
Net proceeds from (payments on) long-term debt	(1.4)	(5.1)	736.6	293.8
Other, net	(0.6)	(0.1)	(2.8)	(3.8)
Net Cash Provided by (Used in) Financing Activities	$(104.2)	$(68.6)	$553.1	$168.2
Effect of exchange rate changes on cash	(0.3)	1.0	(12.7)	17.6
Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash	$(21.9)	$(15.1)	$7.7	$(26.1)
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	155.0	140.5	125.4	151.5
Cash, Cash Equivalents and Restricted Cash at End of Period	$133.1	$125.4	$133.1	$125.4

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TIMKEN

Reconciliations of Adjusted Net Income to GAAP Net Income and Adjusted Earnings Per Share to GAAP Earnings Per Share:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors.  Management believes that the non-GAAP measures of adjusted net income and adjusted diluted earnings per share are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting adjusted net income and adjusted diluted earnings per share is useful to investors as these measures are representative of the Company's core operations.

(Dollars in millions, except share data)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2018	EPS	2017	EPS	2018	EPS	2017	EPS
Net Income Attributable to The Timken Company	$60.0	$0.77	$29.2	$0.37	$302.8	$3.86	$203.4	$2.58

Adjustments: (1)
Impairment, restructuring and reorganization charges (2)	$2.6		$2.6		$7.1		$13.1
Acquisition-related charges (3)	11.6		2.1		20.6		9.0
Gain on sale of real estate (4)	—		—		—		(3.6)
Corporate pension-related charges (5)	9.7		13.7		12.8		18.1
Health care plan modification costs	—		—		—		(0.7)
Loss on divestiture (6)	0.2		—		0.8		—
Tax indemnification and related items	0.9		—		1.5		(1.0)
Noncontrolling interest (7)	(0.7)		—		(1.3)		—
Provision for income taxes (8)	(6.9)		6.3		(16.8)		(30.8)
Total Adjustments:	17.4	0.23	24.7	0.31	24.7	0.32	4.1	0.05
Adjusted Net Income to The Timken Company	$77.4	$1.00	$53.9	$0.68	$327.5	$4.18	$207.5	$2.63

(1) Adjustments are pre-tax, with the net tax provision listed separately.

(2) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants; and (iii) severance related to cost reduction initiatives. The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges.  However, management believes these actions are not representative of the Company’s core operations.

(3) Acquisition-related charges in 2018 related to the ABC Bearings Limited ("ABC Bearings"), Apiary Investments Holdings Limited ("Cone Drive") and Rollon S.p.A. ("Rollon") acquisitions, including transaction costs and inventory step-up impact. Acquisition-related charges in 2017, related to the Groeneveld Group ("Groeneveld"), Torsion Control Products, Inc. ("Torsion Control Products"), PT Tech, Inc. ("PT Tech") and EDT Corp. ("EDT") acquisitions, including transaction costs and inventory step-up impact.

(4) The gain on the sale of real estate related to the sale of a manufacturing facility in South Africa and a manufacturing facility in Altavista, Virginia during the second and third quarters of 2017, respectively. This amount was recorded in other income.

(5) Corporate pension-related charges represent curtailments, professional fees associated with international pension de-risking and actuarial (gains) and losses that resulted from the remeasurement of pension plan assets and obligations as a result of changes in assumptions. The Company recognizes actuarial (gains) and losses through earnings in connection with the annual remeasurement in the fourth quarter, or on an interim basis if specific events trigger a remeasurement.

(6) Loss on divestiture relates to the sale of the Groeneveld Information Technology Holding B.V. (the "ICT Business"), located in Gorinchem, Netherlands.

(7) Represents the noncontrolling interest impact of the adjustments listed above.

(8) Provision for income taxes includes the net tax impact on pre-tax adjustments (listed above), the impact of discrete tax items recorded during the respective periods, as well as other adjustments to reflect the use of one overall effective tax rate on adjusted pre-tax income in interim periods.

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Reconciliation of EBIT to GAAP Net Income, and EBIT Margin, After Adjustments, to Net Income as a Percentage of Sales and EBIT, After Adjustments, to Net Income:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors.  Management believes consolidated earnings before interest and taxes (EBIT) is a non-GAAP measure that is useful to investors as it is representative of the Company's performance and that it is appropriate to compare GAAP net income to consolidated EBIT. Management also believes that non-GAAP measures of adjusted EBIT and adjusted EBIT margin are useful to investors as they are representative of the Company's core operations and are used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

(Dollars in millions)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2018	Percentage to Net Sales	2017	Percentage to Net Sales	2018	Percentage to Net Sales	2017	Percentage to Net Sales
Net Income	$60.8	6.7%	$28.1	3.6%	$305.5	8.5%	$202.3	6.7%

Provision for income taxes	19.1	2.1%	29.1	3.7%	102.6	2.9%	57.6	1.9%
Interest expense	18.5	2.0%	10.6	1.4%	51.7	1.5%	37.1	1.3%
Interest income	(0.6)	(0.1)%	(0.9)	(0.1)%	(2.1)	(0.1)%	(2.9)	(0.1)%
Consolidated EBIT	$97.8	10.7%	$66.9	8.6%	$457.7	12.8%	$294.1	9.8%

Adjustments:
Impairment, restructuring and reorganization charges (1)	$2.6	0.3%	$2.6	0.3%	$7.1	0.2%	$13.1	0.4%
Health care plan modification costs	—	—%	—	—%	—	—%	(0.7)	—%
Acquisition-related charges (2)	11.6	1.3%	2.1	0.3%	20.6	0.6%	9.0	0.3%
Gain on sale of real estate (3)	—	—%	—	—%	—	—%	(3.6)	(0.1)%
Corporate pension-related charges (4)	9.7	1.1%	13.7	1.8%	12.8	0.4%	18.1	0.6%
Tax indemnification and related items	0.9	0.1%	—	—%	1.5	—%	(1.0)	—%
Loss on divestiture (5)	0.2	—%	—	—%	0.8	—%	—	—%
Total Adjustments	25.0	2.8%	18.4	2.4%	42.8	1.2%	34.9	1.2%
Adjusted EBIT	$122.8	13.5%	$85.3	11.0%	$500.5	14.0%	$329.0	11.0%

(1) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants; and (iii) severance related to cost reduction initiatives. The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges.  However, management believes these actions are not representative of the Company’s core operations.

(2) Acquisition-related charges in 2018 related to the ABC Bearings, Cone Drive and Rollon acquisitions. In 2017, acquisition-related charges related to the Groeneveld, Torsion Control Products, PT Tech and EDT acquisitions, including transaction costs and inventory step-up impact.

(3) The gain on the sale of real estate related to the sale of a manufacturing facility in South Africa and a manufacturing facility in Altavista, Virginia during the second and third quarters of 2017, respectively. This amount was recorded in other income.

(4) Corporate pension-related charges represent curtailments, professional fees associated with international pension de-risking and actuarial (gains) and losses that resulted from the remeasurement of pension plan assets and obligations as a result of changes in assumptions. The Company recognizes actuarial (gains) and losses through earnings in connection with the annual remeasurement in the fourth quarter, or on an interim basis if specific events trigger a remeasurement.

(5) Loss on divestiture relates to the sale of the ICT Business, located in Gorinchem, Netherlands.

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Reconciliation of segment EBIT Margin, After Adjustments, to segment EBIT as a Percentage of Sales and segment EBIT, After Adjustments, to segment EBIT:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's Mobile Industries and Process Industries segment performance deemed useful to investors. Management believes that non-GAAP measures of adjusted EBIT and adjusted EBIT margin for the segments are useful to investors as they are representative of each segment's core operations and are used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

Mobile Industries
(Dollars in millions)	Three Months Ended December 31, 2018	Percentage to Net Sales	Three Months Ended December 31, 2017	Percentage to Net Sales	Twelve Months Ended December 31, 2018	Percentage to Net Sales	Twelve Months Ended December 31, 2017	Percentage to Net Sales
Earnings before interest and taxes (EBIT)	$42.5	9.2%	$37.0	8.7%	$198.7	10.4%	$139.0	8.5%
Impairment, restructuring and reorganization charges (1)	1.0	0.2%	2.4	0.6%	3.0	0.2%	12.2	0.7%
Loss on divestiture (2)	0.2	—%	—	—%	0.8	—%	—	—%
Gain on sale of real estate (3)	—	—%	—	—%	—	—%	(3.6)	(0.2)%
Health care plan modification costs (4)	—	—%	—	—%	—	—%	(0.4)	—%
Acquisition-related charges (5)	2.7	0.6%	2.0	0.4%	3.1	0.2%	4.4	0.2%
Adjusted EBIT	$46.4	10.0%	$41.4	9.7%	$205.6	10.8%	$151.6	9.2%

Process Industries
(Dollars in millions)	Three Months Ended December 31, 2018	Percentage to Net Sales	Three Months Ended December 31, 2017	Percentage to Net Sales	Twelve Months Ended December 31, 2018	Percentage to Net Sales	Twelve Months Ended December 31, 2017	Percentage to Net Sales
Earnings before interest and taxes (EBIT)	$79.8	17.8%	$56.3	16.0%	$333.8	19.9%	$222.3	16.3%
Impairment, restructuring and reorganization charges (1)	1.6	0.3%	0.2	—%	2.6	0.1%	0.3	—%
Health care plan modification costs (4)	—	—%	—	—%	—	—%	(0.2)	—%
Acquisition-related charges (5)	6.6	1.5%	—	—%	8.0	0.5%	0.2	—%
Adjusted EBIT	$88.0	19.6%	$56.5	16.0%	$344.4	20.5%	$222.6	16.3%

(1) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants; and (iii) severance related to cost reduction initiatives. The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges.  However, management believes these actions are not representative of the Company’s core operations.

(2) Loss on divestiture relates to the sale of the ICT Business, located in Gorinchem, Netherlands.

(3) The gain on the sale of real estate related to the sale of a manufacturing facility in South Africa and a manufacturing facility in Altavista, Virginia during the second and third quarters of 2017, respectively. This amount was recorded in other income.

(4) Health care plan modification costs represent one-time charges associated with a redesign in medical insurance options available for active associates. In connection with the redesign, the Company elected to pay certain unused reimbursement account balances to associates impacted by the change in available options.

(5) Acquisition-related charges in 2018 related to the ABC Bearings, Cone Drive and Rollon acquisitions. In 2017, acquisition-related charges related to the Groeneveld, Torsion Control Products, PT Tech and EDT acquisitions, including transaction costs and inventory step-up impact.

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Reconciliation of Total Debt to Net Debt and the Ratio of Net Debt to Capital to the Ratio of Total Debt to Capital:
(Unaudited)
These reconciliations are provided as additional relevant information about the Company's financial position deemed useful to investors. Capital, used for the ratio of total debt to capital, is a non-GAAP measure defined as total debt plus total shareholders' equity. Capital, used for the ratio of net debt to capital, is a non-GAAP measure defined as total debt less cash, cash equivalents and restricted cash plus total shareholders' equity. Management believes Net Debt and the Ratio of Net Debt to Capital are important measures of the Company's financial position, due to the amount of cash and cash equivalents on hand.

(Dollars in millions)
			December 31, 2018	December 31, 2017
Short-term debt, including current portion of long-term debt			$43.0	$108.1
Long-term debt			1,638.6	854.2
Total Debt			$1,681.6	$962.3
Less: Cash, cash equivalents and restricted cash			(133.1)	(125.4)
Net Debt			$1,548.5	$836.9

Total Equity			$1,642.7	$1,474.9

Ratio of Net Debt to Capital			48.5%	36.2%

Reconciliation of Free Cash Flow to GAAP Net Cash Provided by Operating Activities:
(Unaudited)
Management believes that free cash flow is a non-GAAP measure that is useful to investors because it is a meaningful indicator of cash generated from operating activities available for the execution of its business strategy.

(Dollars in millions)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Net cash provided by operating activities	$137.5	$93.9	$332.5	$236.8
Less: capital expenditures	(49.8)	(42.2)	(112.6)	(104.7)
Free cash flow	$87.7	$51.7	$219.9	$132.1

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Reconciliation of EBIT, EBIT, After Adjustments, and EBITDA, After Adjustments, to GAAP Net Income:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors. Management believes consolidated earnings before interest and taxes (EBIT) is a non-GAAP measure that is useful to investors as it is representative of the Company's performance and that it is appropriate to compare GAAP net income to consolidated EBIT. Management also believes that non-GAAP measures of adjusted EBIT and adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) is useful to investors as they are representative of the Company's core operations and are used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

(Dollars in millions)	Twelve Months Ended December 31, 2018
Net Income	$305.5
Provision for income taxes	102.6
Interest expense	51.7
Interest income	(2.1)
Consolidated EBIT	$457.7
Adjustments:
Impairment, restructuring and reorganization charges (1)	$7.1
Acquisition-related charges (2)	20.6
Loss on divestiture (3)	0.8
Corporate pension-related charges (4)	12.8
Tax indemnification and related items	1.5
Total Adjustments	42.8
Adjusted EBIT	$500.5
Depreciation and amortization	146.0
Adjusted EBITDA (5)	$646.5

(1) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants; and (iii) severance related to cost reduction initiatives. The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges.  However, management believes these actions are not representative of the Company’s core operations.

(2) Acquisition-related charges in 2018 related to the ABC Bearings, Cone Drive and Rollon acquisitions. In 2017, acquisition charges related to the Groeneveld, Torsion Control Products, PT Tech and EDT acquisitions, including transaction costs and inventory step-up impact.

(3) Loss on divestiture relates to the sale of the ICT Business, located in Gorinchem, Netherlands.

(4) Corporate pension-related charges represent curtailments and actuarial (gains) and losses that resulted from the remeasurement of pension plan assets and obligations as a result of changes in assumptions. The Company recognizes actuarial (gains) and losses through earnings in connection with the annual remeasurement in the fourth quarter, or on an interim basis if specific events trigger a remeasurement.

(5) Twelve months trailing adjusted EBITDA reflects results from acquired companies from the acquisition date through December 31, 2018.

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Reconciliation of Adjusted Earnings per Share to GAAP Earnings per Share for Full Year 2019 Outlook:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's outlook deemed useful to investors. Forecasted full year adjusted diluted earnings per share is an important financial measure that management believes is useful to investors as it is representative of the Company's expectation for the performance of its core business operations.

	Low End Earnings Per Share	High End Earnings Per Share
Forecasted full year GAAP diluted earnings per share	$4.55	$4.75

Forecasted Adjustments:
Restructuring and other special items, net (1)	0.15	0.15
Total Adjustments:	$0.15	$0.15
Forecasted full year adjusted diluted earnings per share	$4.70	$4.90

(1) Restructuring and other special items, net do not include the impact of any potential mark-to-market pension and other postretirement remeasurement adjustment, because the amounts will not be known until incurred.

Reconciliation of Free Cash Flow to GAAP Net Cash Provided by Operating Activities for Full Year 2019 Outlook:
(Unaudited)
Forecasted full year free cash flow is a non-GAAP measure that is useful to investors because it is representative of the Company's expectation of cash that will be generated from operating activities and available for the execution of its business strategy.

(Dollars in Millions)		Free Cash Flow Outlook
Net cash provided by operating activities		$450.0
Less: capital expenditures		(150.0)
Free cash flow		$300.0

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